Exhibit 99.1

Kentucky First Federal Bancorp

Hazard, Kentucky, Frankfort, Kentucky, Danville, Kentucky and Lancaster, Kentucky

For Immediate Release May 29, 2026

Contact:	Don D. Jennings, President, or Tyler Eades, Vice President (502) 223-1638 216 West Main Street P.O. Box 535 Frankfort, KY 40602

Kentucky First Federal Bancorp Board of Directors to

Consider Resumption of Quarterly Dividend

Special Board Meeting to be Held on July 28, 2026

Kentucky First Federal Bancorp (Nasdaq: KFFB), the holding company (the “Company” or “Kentucky First”) for First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Kentucky, Frankfort, Kentucky, announced that on July 28, 2026 its Board of Directors will hold a special meeting of the Board to evaluate whether to declare a quarterly dividend on shares of the Company’s common stock in an amount not to exceed $0.10 per share. However, the Kentucky First Board of Directors may decide to declare a lower dividend or declare no dividend at all. No decision regarding the amount, frequency, or occurrence of future dividends has been made by the Kentucky First Board of Directors at this time and all dividends on Kentucky First common stock are declared at the discretion of the Kentucky First Board of Directors.  The Company previously announced on January 16, 2024, that the Board of Directors had voted to suspend the payment of dividends and the Company has not paid a dividend since November 2023.

The Company’s July 28, 2026 special Board meeting will follow the meeting of the members of First Federal MHC who are meeting on July 28, 2026 to vote on a proposal to permit First Federal MHC to waive its right to receive quarterly dividends aggregating up to $0.40 per share declared by Kentucky First during the 12-month period following member approval of the dividend waiver proposal.  First Federal MHC holds 58.5% of the Company’s outstanding shares of common stock. The members of First Federal MHC previously approved similar proposals to waive First Federal MHC’s right to receive dividends declared and paid by the Company from 2012 through 2023.  The declaration and payment of any dividend by the Kentucky First Board of Directors remains subject to any required non-objection of the Federal Reserve Bank of Cleveland.

Forward-Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.” Forward-looking statements include statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. Kentucky First Federal Bancorp’s actual results, performance or achievements may materially differ from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions; prices for real estate in the Company’s market areas; the interest rate environment and the impact of the interest rate environment on our business, financial condition and results of operations; our ability to successfully execute our strategy to increase earnings, increase core deposits, reduce reliance on higher cost funding sources and shift more of our loan portfolio towards higher-earning loans; our ability to pay future dividends and if so at what level; our ability to receive any required regulatory approval or non-objection to pay dividends to shareholders; our ability to pay dividends from First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Kentucky to the Company in order for the Company to pay dividends to shareholders; the ability of First Federal MHC to receive approval of its members to waive the payment of any Company dividends to First Federal MHC; competitive conditions in the financial services industry; changes in the level of inflation; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the outcome of pending or threatened litigation, or of matters before regulatory agencies; changes in law, governmental policies and regulations, rapidly changing technology affecting financial services, and the other matters mentioned in Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025. Except as required by applicable law or regulation, the Company does not undertake the responsibility, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

About Kentucky First Federal Bancorp

Kentucky First Federal Bancorp is the parent company of First Federal Savings and Loan Association of Hazard, which operates one banking office in Hazard, Kentucky, and First Federal Savings Bank of Kentucky, which operates three banking offices in Frankfort, Kentucky, two banking offices in Danville, Kentucky and one banking office in Lancaster, Kentucky. Kentucky First Federal Bancorp shares are traded on the Nasdaq National Market under the symbol KFFB. At March 31, 2026, the Company had approximately 8,086,715 shares outstanding of which approximately 58.5% was held by First Federal MHC.